Exhibit 4.20

COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (Brooklyn, NY) Transfer Agent And Registrar By Authorized Signature This Certifies That is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE OF $0.01 PER SHARE, OF HD SUPPLY HOLDINGS, INC. (hereinafter called the “Corporation”) transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued under and shall be subject to all of the provisions of the Certificate of Incorporation, as amended, and the By-Laws, as amended, of the Corporation (copies of which are on file with the Corporation and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: CUSIP 40416M 10 5 SEE REVERSE FOR CERTAIN DEFINITIONS HD SUPPLY HOLDINGS, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE Secretary President COMMON STOCK S H A R E S . DELAWARE SEAL 2007 CORPORATE HD SUPPLY HOLDINGS, INC. HD * * * * * * *00000* * * * * * *00000* * * * * * * *00000* * MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE * * *ZERO HUNDRED THOUSAND ZERO HUNDRED THOUSAND* * * <<Month, Day, Year>>

UNIF GIFT MIN ACT – Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: Important Notice: When you sign your name to this Assignment Form without filling in the name of your "Assignee" or "Attorney", this stock certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you either (i) fill in the name of the new owner in the "Assignee" blank, or (ii) if you are sending the signed certificate to your bank or broker, fill in the name of the bank or broker in the "Attorney" blank. Alternatively, instead of using the Assignment Form, you may sign a separate "stock power" form and then mail the unsigned stock certificate and the signed "stock power" in separate envelopes. For added protection, use certified or registered mail for a stock certificate. The Corporation has more than one class of stock authorized for issuance. The Corporation will furnish without charge to the holder hereof, upon request, a statement of the preferences, powers, qualifications and rights of each authorized class of its capital stock. Such request may be made to the office of the secretary of the Corporation or to the Transfer Agent. The Board of Directors may require the owner of a lost or destroyed stock certificate, or his legal representatives, to give the Corporation a bond to indemnify it and its Transfer Agent and Registrars against any claim that may be made against them on account of the alleged loss or destruction of any such Certificate. TEN COM TEN ENT JT TEN as tenants in common as tenants by the entirety as joint tenants with right of survivorship and not as tenants in common – – – Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE Please print or typewrite name and address including postal zip code of assignee THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. SIGNATURE(S) GUARANTEED: NOTICE: The signature to this assignment must correspond with the name as written upon the face of the C ertificate, in every particular, without alteration or enlargement, or any change whatever. of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated, Shares